SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) MARCH 24, 1998
                                                         --------------

                                APPLEWOODS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



DELAWARE                        0-27850                      13-3859709
--------------------------------------------------------------------------------
(State or other               (Commission                   (IRS Employer
jurisdiction of               File Number)                 Identification No.)
Formation)



274 RIVERSIDE AVENUE, WESTPORT, CONNECTICUT                       06880
--------------------------------------------------------------------------------
  (Address of principal executive offices)                      (Zip Code)



       Registrant's telephone number, including area code (203) 227-4912
                                                          --------------


          (Former name or former address, if changes since last report)

Item 5.  OTHER EVENTS.

         On March 24, 1998, Applewoods, Inc. (the "Registrant") was advised by The Nasdaq Stock Market that it failed to meet the continued listing requirements of The Nasdaq SmallCap Market. Specifically, for the ten consecutive trade dates prior to March 24, 1998 the Registrant's shares of common stock have failed to maintain a closing bid price of greater than or equal to $1.00.

         The Registrant is exploring various alternatives which would satisfy The Nasdaq SmallCap Market continued listing requirements, including proposing to its stockholders that the Registrant effect a reverse stock split. There is, however, no assurance that the Registrant will be successful in satisfying such requirements. In the event that the Registrant's shares of Common Stock do not have a closing bid price of $1.00 or greater for ten (10) consecutive trading days prior to June 24,1998, the Registrant's shares of Common Stock will begin trading on the NASD OTC Bulletin Board. As a result, the price of, and the volume of trading in, the Registrant's securities may be negatively effected.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


  (c)    Exhibits.

         (i)  Letter from The Nasdaq SmallCap Market dated March 24, 1998.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.



                                         APPLEWOODS, INC.



                                         By: /s/ Roger Buoy
                                            -----------------------
                                                 Roger Buoy
                                                 Chief Executive Officer


Dated:   March  31, 1998